Exhibit 10.34
PZENA INVESTMENT MANAGEMENT, LLC
Amended and Restated 2006 Equity Incentive Plan
Form of Unit Option Agreement - Delayed Exchange

This Delayed Exchange Class B Unit Option Agreement (“Agreement”) is made this 1st day of January, 2018 by and between Pzena Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), Pzena Investment Management, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), and [___] (the “Optionee”).
Whereas, the Optionee's provision of services to the Company is considered by the Company and the Parent to be important for its growth; and
Whereas, the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the “Plan”) provides for the granting of options to purchase Class B Units of the Company to persons providing services to the Company and/or it subsidiaries, including members of the Company and employees and consultants of the Company and/or it subsidiaries; and
Whereas, the Committee wishes to provide a grant of Options to the Optionee pursuant to the Plan, according to the terms and conditions hereof;
Now, Therefore, in consideration of the promises and mutual covenants herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows. All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Plan.
1.Grant of Option. Pursuant and subject to the Plan as attached hereto, the Company grants the Optionee an Option to purchase from the Company all or any part of a total of the number of Class B Units with specific terms, which are described in the “Form of Class B Unit Agreement” attached as Appendix A hereto (the “Delayed Exchange Class B Units”), identified below (the “Optioned Units”) at the exercise price per Delayed Exchange Class B Unit set forth below.

Optionee	[____]
Number of Delayed Exchange Class B Units	[____]
Exercise Price Per Delayed Exchange Class B Unit	$[___]
Date of Grant	January 1, 2018
Expiration Date	January 1, 2028

2.Character of Option. This Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

3.Expiration of Option. This Option shall expire at 5:00 p.m. on the Expiration Date set forth in Section 1 hereof. Further, this Option shall be subject to earlier expiration if the Optionee’s employment with, or other provision of services to, the Company ends for any reason and without regard to the Optionee’s period of continuous employment with the Company, any outstanding Option of the Optionee shall cease to be exercisable in any respect and shall terminate not later than ninety (90) days following the event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event (and to the extent not then exercisable, shall terminate as of the date of such event without regard to Optionee’s period of continuous employment with the Company). Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

4.Exercise of Option.
(a)Until this Option expires, Optionee may exercise it as to the number of Optioned Units identified in the table below, in full or in part on or after the applicable exercise date or dates identified in the table subject to any acceleration event as otherwise Section 3 above.

Number of Optioned Units in Each Installment	Initial Exercisability Date for Optioned Units in Installment
[___]	January 1, 2023

(b)    Notwithstanding anything in this Section 4, while still employed by, or otherwise providing services to, the Company, an Optionee may only exercise the Option with respect to Optioned Units which have become exercisable pursuant to this Section 4 beginning on any day which occurs on or after the applicable exercisability date set forth in paragraph (a) and before the Expiration Date. An Optionee who is employed by, or otherwise providing services to, the Company will be permitted to exercise the Option with respect to such Optioned Units at any time prior to Expiration of Option as set forth in Section 3, above, only if the Company receives the Optionee’s written notice of exercise together with (a) payment by cash or check acceptable to the Committee; or (b) by means of withholding of Delayed Exchange Class B Units, with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) unless the Company is precluded or restricted from doing so under debt covenants, minimum statutory withholding taxes with respect to such exercise, or (c) by any combination of the foregoing permissible forms of payment. The delivery of Delayed Exchange Class B Units in payment of the exercise price under clause (b) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe. An Optionee whose employment with, or other provision of services to, the Company has ended may exercise the Option in accordance with this Section 4 at any time following such Optionee’s termination of employment with, or other provision of services to, the Company and prior to the expiration of the Option in accordance with Section 3.
(c)    The date an Optionee exercises his or her Option shall be the Date of Grant for such Delayed Exchange Class B Unit resulting from such exercise of an Optioned Unit hereunder and shall be exchangeable in accordance with the terms and conditions described in the “Form of Class B Unit Agreement” attached as Appendix A hereto.
(d)    Optioned Units may not be exercised during Blackout Periods, as such term is defined in the Company’s “Restrictions on Transactions in the Company’s Securities” policy of its Compliance Manual.
5.Transfer of Option. The Optionee may not transfer this Option except as provided under the Plan.
6.Tax Consequences.
The Company makes no representation or warranty as to the tax treatment to the Optionee with respect to Optionee’s receipt of the Optioned Units or the vesting of the Optioned Units and the delivery of the underlying Delayed Exchange Class B Units.
7.General Provisions.
(a)This Agreement shall be governed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

(b)The Options are granted pursuant to the Plan, and the Options and this Agreement are in all respects governed by the Plan and subject to all the terms and provisions thereof, including but not limited to the limitations on the Company’s obligation to deliver Optioned Units upon exercise set forth in the Plan. By signing this Agreement, the Optionee acknowledges having received and read a copy of the Plan. This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Except as set forth in the Plan, this Agreement may only be modified or amended in writing signed by the Company and the Optionee.

(c)The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Optionee or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned in accordance with this Agreement and the Plan.

(d)No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

(e)If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

(f)The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

(g)The Optionee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(h)All disputes relating to, arising from, or connected in any manner with this Agreement or the Optionee’s employment with the Company shall be resolved exclusively through final and binding arbitration under the rules and auspices of JAMS pursuant to its Arbitration Rules & Procedures. The arbitration shall be held in the Borough of Manhattan, New York, New York and the costs of such arbitration shall be borne by the Company. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her. The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Section 7(h) shall be governed and construed in accordance with the United States Federal Arbitration Act, 9 U.S.C. § 1, et seq. The parties acknowledge that the purpose and effect of this Section 7(h) is solely to elect private mediation and arbitration in lieu of any judicial proceeding either party might otherwise have available in the event of a dispute, controversy or claim between the parties. Therefore, the parties hereby waive the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all disputes, controversies and claims will be mediation and arbitration. Nothing contained in this Section 7(h) shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).

(i)Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuation of his employment with, or other provision of services to, the Company, or interfere in any way with the right of the Company, subject to the terms of the Optionee's separate employment or consulting agreement, if any, or provision of law or the Company's certificate of formation, as amended from time to time, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of the Optionee's employment with, or other provision of services to, the Company.

(j)This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

(k)Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

In Witness Whereof, the parties have duly executed this Agreement as of the month, day and year first set forth above.
PZENA INVESTMENT MANAGEMENT, LLC

By:    Pzena Investment Management, Inc.,
its Managing Member

By: ____________________________
Name: Richard S. Pzena
Title: Chief Executive Officer

OPTIONEE

________________________________
Name: [___]
Address: [___]

PZENA INVESTMENT MANAGEMENT, LLC
Amended and Restated 2006 Equity Incentive Plan
Option Exercise Form
Pzena Investment Management, LLC
320 Park Avenue, 8th Floor
New York, New York 10022

Attention: General Counsel
Dear Sir or Madam:
In accordance with and subject to the terms and conditions of the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan, I hereby elect to exercise my option granted under the option agreement dated ___________________ to purchase __________________________ ( _______ ) Delayed Exchange Class B Units (“Units”) in Pzena Investment Management, LLC (the “Company”).
(Select one)
_____Enclosed herewith is payment to the Company in the amount of _____________________________ Dollars ($ __________) in full payment of the exercise price for said Units;
______Please withhold Delayed Exchange Class B Units, with an aggregate Fair Market Value equal to the aggregate exercise price;
______Unless the Company is precluded or restricted from doing so under debt covenants, please withhold Delayed Exchange Class B Units, with an aggregate Fair Market Value equal to the minimum statutory withholding taxes with respect to this exercise; or
_____ Any combination of the foregoing forms of payment. (Please specify).

I hereby represent and warrant that I have executed the Amended and Restated Operating Agreement of the Company, dated as of October 30, 2007 and as may be amended from time to time, including Section 5.10 thereof.
Date: ___________________            Sincerely yours,
_________________________________
Name:

APPENDIX A
FORM OF CLASS B UNIT AGREEMENT
PZENA INVESTMENT MANAGEMENT, LLC
Amended and Restated 2006 Equity Incentive Plan
Form of Class B Unit Agreement− Delayed Exchange
This DELAYED EXCHANGE CLASS B UNIT AGREEMENT ("Agreement") is made this [_________] (the "Date of Grant") by and between Pzena Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company") and [______] (the "Grantee").
Whereas, the Grantee's provision of services to the Company is considered by the Company to be important for its growth; and
Whereas, the Committee has approved a grant of Class B Units pursuant to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the "Plan") to the Grantee, according to the terms and conditions hereof;
Now, Therefore, in consideration of the promises and mutual covenants herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows. All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Plan.

1.	Issuance of Units
1.1    The Company hereby grants to the Grantee [________] ([_____]) Class B Units (the “Delayed Exchange Units”), subject to all the terms and conditions of this Agreement and all applicable terms and conditions of the Plan. For purposes of this Agreement, "Delayed Exchange Units" means all of such Class B Units, together with any units or other securities issued in respect of or in replacement for such units as a result of a corporate or other action such as a unit dividend, unit split, merger, consolidation, reorganization or recapitalization.
1.2    Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Grantee, the Grantee shall be deemed to have duly executed the Operating Agreement and the Company shall recognize the Grantee as a beneficial owner of the Delayed Exchange Units on its books and records.

2.	Forfeiture of Delayed Exchange Units
All Delayed Exchange Units shall be subject to a Risk of Forfeiture pursuant to Sections 5.07 and 6.02 of the Operating Agreement.

3.	Transfer of Delayed Exchange Units
The Delayed Exchange Units and any beneficial interest therein, may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of by the Grantee in any way at any time (including, without limitation, by operation of law) prior to the Delayed Exchange Date (as defined below) and unless permitted pursuant to the terms and conditions of the Operating Agreement or as approved by the Managing Member.

4.	Additional Award Terms
4.1.    No Delayed Exchange Units may be exchanged pursuant to Exhibit B of the Operating Agreement until the first Exchange Date established pursuant to such Exhibit B on or after the seventh anniversary of the Date of Grant for the exchange of such Delayed Exchange Units or for exchanges of Class B Units by all Class B Members. All such Delayed Exchange Units shall be exchangeable on such Exchange Date and any subsequent Exchange Date established pursuant to such Exhibit B for the exchange of such Delayed Exchange Units or for exchanges of Class B Units by all Class B Members, irrespective of the 15% limitation referred to in paragraphs (a) and (b) of Section 2.02 of such Exhibit B.
4.2.    Any and all Delayed Exchange Units, whether or not held by the Grantee or any subsequent transferee, shall not be entitled to any benefits under the Tax Receivable Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc., the Company and the Continuing Members and Exiting Members named on the signature pages thereto, and as amended on November 12, 2012.  This Section 4.2 shall be treated as part of the Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

4.3.     Except as set forth in Section 4.2, the Delayed Exchange Units shall have the right to receive dividend payments, the right to receive any payments or benefits in connection with any undistributed earnings of the Company, and any payments or benefits in connection with a Change in Control of the Company.
4.5.    The Delayed Exchange Units shall not be considered held by the Grantee for purposes of determining the total number of vested and unvested Class B units held by the Grantee under Section 2.02(a)(1) of Exhibit B of the Operating Agreement.

5.	Tax Consequences
The Company makes no representation or warranty as to the tax treatment to the Grantee with respect to the Grantee’s receipt of or exchange of the Delayed Exchange Units.

6.	Compliance with Law
6.1.    The Grantee represents and warrants that he is acquiring the Delayed Exchange Units of his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Delayed Exchange Units.
6.2.    The Grantee acknowledges and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Delayed Exchange Units if, in the opinion of counsel for the Company, such transfer is in violation of the terms of this Agreement or the Operating Agreement or would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

7.	General Provisions
7.1.    This Agreement shall be governed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

7.2.    The Delayed Exchange Units are granted pursuant to the Plan, and the Delayed Exchange Units and this Agreement are in all respects governed by the Plan and subject to all the terms and provisions thereof. By signing this Agreement, the Grantee acknowledges having received and read a copy of the Plan. This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Except as set forth in the Plan, this Agreement may only be modified or amended in writing signed by the Company and the Grantee.
7.3.    The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Grantee or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned in accordance with this Agreement and the Plan.
7.4.    No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.
7.5.    If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.
7.6.    The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.
7.7.    The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

7.8.    All disputes relating to, arising from, or connected in any manner with this Agreement or the Grantee’s employment with the Company shall be resolved exclusively through final and binding arbitration under the rules and auspices of JAMS pursuant to its Arbitration Rules & Procedures. The arbitration shall be held in the Borough of Manhattan, New York, New York and the costs of such arbitration shall be borne by the Company. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her. The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Section 7.8 shall be governed and construed in accordance with the United States Federal Arbitration Act, 9 U.S.C. § 1, et seq. The parties acknowledge that the purpose and effect of this Section 7.8 is solely to elect private mediation and arbitration in lieu of any judicial proceeding either party might otherwise have available in the event of a dispute, controversy or claim between the parties. Therefore, the parties hereby waive the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all disputes, controversies and claims will be mediation and arbitration. Nothing contained in this Section 7.8 shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).
7.9.    Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or other association with the Company, or interfere in any way with the right of the Company, subject to the terms of the Grantee's separate employment or consulting agreement, if any, or provision of law or the Company's certificate of formation, as amended from time to time, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of the Grantee's employment or association with the Company.
7.10.    This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.
7.11.    Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

In Witness Whereof, the parties have duly executed this Agreement as of the month, day and year first set forth above.
PZENA INVESTMENT MANAGEMENT, LLC

By:    Pzena Investment Management, Inc.,
its Managing Member

By:
Name: Richard S. Pzena
Title: Chief Executive Officer

GRANTEE

________________________________
Name: [______]
Address: [______]
[______]